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                                                                      EXHIBIT 24

                           CERTIFIED BOARD RESOLUTIONS

       I, Douglas V. Pope, Secretary of Washington Gas Light Company ("Company"), hereby certify that the following resolutions were adopted by the Company's Board of Directors on March 31, 1999:

              RESOLVED, That the form, terms and provisions of the proposed registration statement on Form S-3 ("Registration Statement"), including a prospectus, relating to the registration by Washington Gas Light Company ("Company") under the Securities Act of 1933, as amended (the "Act"), of $225,000,000 principal amount of Debt Securities ("Debt Securities"), a draft of which was presented to this meeting, are approved in all respects; and that the Chairman of the Board and Chief Executive Officer; the President and Chief Operating Officer, the Senior Vice President and General Counsel; the Vice President and Chief Financial Officer, the Treasurer and the Controller of the Company ("Authorized Officers"), and each of them, are authorized, in the name and on behalf of the Company, to execute and file the Registration Statement substantially in the form of the draft presented to this meeting, with such changes as the Authorized Officers may, with the advice of counsel, deem necessary or advisable, and to execute and deliver any and all amendments and supplements thereto, including post-effective amendments, and approve any supplement to the prospectus therein contained, as they, with the advice of counsel, may deem necessary or advisable; and further

              RESOLVED, That the Company, each member of the Company's Board of Directors and each of the Authorized Officers are authorized to execute a power of attorney appointing James H. DeGraffenreidt, Jr., Joseph M. Schepis, John K. Keane, Jr., Frederic M. Kline, Shelley C. Jennings and Robert E. Tuoriniemi, and each of them individually, as attorneys-in-fact (attorneys-in-fact) to execute the Registration Statement, and any amendment thereto, and cause it to be filed with the Securities and Exchange Commission and with all other appropriate governmental and private organizations.

       Corporate Seal                             DOUGLAS V. POPE
                                                  -------------------------
                                                  Douglas V. Pope
                                                  Secretary